UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2006
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-27312	25-1537134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
At the Annual Meeting of Shareholders of Tollgrade Communications, Inc. (the “Company”) on May 9, 2006, shareholders approved the Company’s 2006 Long-Term Incentive Compensation Plan (the “Plan”). The Plan was approved by the Company’s Board of Directors on March 6, 2006, subject to shareholder approval. A copy of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.
The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals and which link the personal interests of participants in the Plan to those of the Company’s shareholders; to provide participants with an incentive for excellence in individual performance; and to promote teamwork among participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees and non-employee directors who make significant contributions to the Company’s success, and to allow participants to share in the success of the Company. In accordance with the provisions of the Plan, stock options, stock appreciation rights, restricted shares, performance units and performance shares (collectively, “Awards”) may be granted under the Plan. All employees of the Company and all directors who are not also employees of the Company are eligible to be granted Awards under the Plan.
The aggregate number of shares of the Company’s Common Stock, which may be issued under the Plan, is 1,300,000 shares (no more than 300,000 of which may be restricted shares), subject to proportionate adjustment in the event of stock splits and similar events. The maximum number of shares, which may be awarded under the Plan to any one Named Executive Officer (as defined in the Plan) during any calendar year of the life of the Plan, is 200,000 shares, subject to proportionate adjustment in the event of stock splits and similar events.
The Appropriate Administrator (i.e., the Compensation Committee, as it relates to administration with respect to awards to employees, and the Board, as it relates to administration with respect to awards to non-employee directors) has full authority, in its discretion, to grant Awards under the Plan and to determine the participants to whom Awards will be granted, the number of shares to be covered by each Award, and the type of Award to be granted.
The foregoing brief summary of the Plan is qualified in its entirety by reference to the Plan.
Item 9.01 Financial Statements and Exhibits
The following exhibit is filed herewith.

Exhibit
Number	Description
10.1	Tollgrade Communications, Inc. 2006 Long-Term Incentive Compensation Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.
Dated: May 11, 2006	By:	/s/ Sara M. Antol
Sara M. Antol
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Tollgrade Communications, Inc. 2006 Long-Term Incentive Compensation Plan